INDEPENDENT  AUDITOR'S  REPORT

To  The  Board  of  Directors  of  Go  Online  Networks  Corporation

We  hereby  consent  to  the  use  in  this  Amendment No. 1 to the Registration
Statement on Form S-3 of our report dated March 15, 2001 relating to the consolidated financial statements of Go Online Networks Corporation and consolidated subsidiaries, appearing in the Prospectus, which is a part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

__________________________________

MILLER & MCCOLLOM


Englewood,  Colorado
December 14, 2001